Exhibit 23.2    Consent of Auditors

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
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www.sealebeers.com


        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
        --------------------------------------------------------


We consent to the use, in the Amendment No. 2 to the Registration Statement on Form S-1, of EnzymeBioSystems, of our report dated September 25, 2009 on our audit of the financial statements of EnzymeBioSystems as of June 30, 2009, and the related statements of operations, stockholders' equity and cash flows from inception on June 26, 2009 through June 30, 2009, and the reference to us under the caption "Experts."


/s/ Seale and Beers, CPAs
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    Seale and Beers, CPAs
    Las Vegas, Nevada
    December 14, 2009


          Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
             6490 WEST DESERT INN RD, LAS VEGAS, NEVADA 89146
                    (702) 253-7492 Fax: (702)253-7501

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